As filed with the Securities and Exchange Commission on September 15, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2009

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 8.01.  Other Events.

On September 14, 2009, B&G Foods issued a press release announcing the pricing of our public offering of 10,000,000 shares of our Class A common stock at a price of $8.00 per share.  The offering is expected to close on or about September 18, 2009.

B&G Foods’ Class A common stock is listed on the New York Stock Exchange under the symbol “BGS” and trades separately from B&G Foods’ Enhanced Income Securities (EISs), which are listed on the New York Stock Exchange under the symbol “BGF.”

The shares will be issued pursuant to B&G Foods’ effective shelf registration statement on Form S-3 (File No. 333-160425), filed with the Securities and Exchange Commission on July 2, 2009 and prospectus supplement, dated September 14, 2009, filed with the Securities and Exchange Commission on September 15, 2009 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In connection with the offering, B&G Foods has entered into an underwriting agreement, dated as of September 14, 2009, with Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives for the several underwriters named therein, relating to the issuance and sale to the underwriters of 10,000,000 shares of our Class A common stock at a purchase price per share of $8.00, less underwriting discounts and commissions.  Pursuant to the underwriting agreement, B&G Foods has also granted to the underwriters an option for a period of 30 days to purchase up to an additional 1,500,000 shares of Class A common stock.

After deducting underwriting discounts and commissions, B&G Foods will receive proceeds of $75.6 million, or $86.9 million if the underwriters exercise in full their option to purchase additional shares.  B&G Foods expects to use the proceeds of the offering, after deducting other offering expenses, for general corporate purposes, which may include, among other things, the future repayment or retirement of a portion of B&G Foods’ long-term debt, including, without limitation, its 8% senior notes due 2011 or its 12% senior subordinated notes due 2016.

The underwriting agreement contains customary representations and warranties, closing conditions and indemnification obligations.  A copy of the underwriting agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

A copy of the press release announcing the pricing of the public offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

A copy of the legal opinion of Dechert LLP, relating to the validity of the shares to be issued in the public offering, is filed as Exhibit 5.1 to this report and is filed with reference to, and is hereby incorporated by reference into, the registration statement referred to above.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Underwriting Agreement, dated as of September 14, 2009, between B&G Foods, Inc. and Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the Several Underwriters Named in Schedule A thereto.

	5.1	Opinion of Dechert LLP, dated September 15, 2009

	23.1	Consent of Dechert LLP (included in Exhibit 5.1)

	99.1	Press Release dated September 14, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: September 15, 2009	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel, Secretary and Chief Compliance Officer